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EXHIBIT 4
Specimen Stock Certificate of Hemet Bancorp



Common Stock        Common Stock
      Number                                                          Shares

______________            Hemet Bancorp                           ____________

             Incorporated under the laws of the State of California
                                             See Reverse for Certain Definitions

                                                                      CUSIP
---------

This certifies that:



is the record holder of:


                     shares of no par value common stock of
                                  Hemet Bancorp

hereinafter designated the "Company", transferable on the share register of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. By the acceptance of this Certificate, the holder hereof assents to and agrees to be bound by all of the provisions of the Articles of Incorporation and all amendments thereto.

        Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

        Dated:



        Leslie Besic          Hemet Bancorp                  James B. Jaqua
        Secretary                                            President and Chief
                                                             Executive Officer
                              Incorporated
                              Jan. 31, 2001
                               California

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The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT -___________Custodian_______
                                                       (Cust)            (Minor)
TEN ENT - as tenants by the entireties under Uniform Gifts to Minors Act________
JT TEN  - as joint tenants with right                                    (State)
          of survivorship and not as
          tenants in common

     Additional abbreviations may also be used though not in the above list.

        For valued received, _________________ hereby sell, assign and transfer unto

Please insert social security or other
   identifying number of assignee



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  (Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

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shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________Attorney to transfer said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated_______________________

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                               Notice:  The signature to this assignment must
                                        correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed



By______________________________________________________ The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.